UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC   20549

                      FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

             Date of Report:   April 14, 1998

                      WAYNE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                      112 West Liberty Street
                      Wooster, Ohio  446    Zip C   44691
             (Address of principal executive offices)

             Commission file No014612

             IRS Employer ID No34-1516142

             Telephone No.     (330) 264-1222




    ITEM 5.  OTHER EVENTS

    The merger of Chippewa Valley Bancshares into Wayne Bancorp, Inc was completed on March 31, 1998. With this merger, the Chippewa Valley Bank became an independent affiliate of Wayne Bancorp, Inc. With this merger, Wayne Bancorp is now a multi-bank holding company with assets in excess of $500 million.

    The agreement was signed by David L. Christopher, Chairman, President and CEO of Wayne Bancorp, Inc. and Philip S. Swope, Chairman, President and CEO of Chippewa Valley Bancshares.

    Effective with the merger, Philip S. Swope  became the President of
    Wayne Bancorp, Inc.   In addition, David P. Boyle, Executive Vice President
    and Chief Financial Officer of the Wayne County National Bank became the Treasurer of Wayne Bancorp, Inc.

    In the merger, Wayne Bancorp, Inc. will issue 981,837 shares of stock to Chippewa Valley Bancshares shareholders. The exchange ratio is 2.1916 shares of Wayne for each share of Chippewa. The final closing price was $40.96, making each share of Chippewa worth $89.77.

    Questions related to this should be directed to David P. Boyle, Treasurer Wayne Bancorp, Inc. at the above telephone number.

                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    April 14, 1998             /s/  David L. Christopher

                               David L. Christopher
                               Chairman and CEO